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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
2order.com, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-82059 and 333-33088) on Form S-8 of Primus Knowledge Solutions, Inc. of our report dated March 6, 2000, with respect to the balance sheets of 2order.com, Inc. as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998, which report appears in the Form 8-K/A of Primus Knowledge Solutions, Inc. dated January 21, 2000.



KPMG LLP
Atlanta, Georgia
April 3, 2000